Exhibit 99.1

PALO ALTO NETWORKS APPOINTS MARY PAT MCCARTHY

TO BOARD OF DIRECTORS

SANTA CLARA, Calif. – October 24, 2016 – Palo Alto Networks® (NYSE: PANW), the next-generation security company, today announced the appointment of Mary Pat McCarthy to the company’s board of directors. She also will be joining the board’s audit committee.

Ms. McCarthy brings more than 34 years of experience to this position. She most recently served as vice chair of KPMG LLP, the U.S. member firm of the global audit, tax and advisory services firm. Starting with KPMG in 1977, she became partner in 1987 and held numerous senior leadership positions at the firm, including executive director of the KPMG Audit Committee Institute, leader of the KPMG Client Care Program, U.S. leader of Industries and Markets, and global leader of Information, Communication and Entertainment Practice.

Ms. McCarthy is a member of the Risk Advisory Committee of the National Association of Corporate Directors. She also co-chaired the National Association of Corporate Directors (NACD) Blue Ribbon Commission on talent development and co-authored multiple books on risk, strategy and business transformation.

In addition to this new appointment to the board of directors for Palo Alto Networks, Ms. McCarthy currently serves on the boards and audit committees for Tesoro Corporation and Mutual of Omaha Insurance Company.

QUOTES

•	“Palo Alto Networks mission is very important to the security of the digital age, underscored by the company’s exceptional growth. I am delighted to be joining the Palo Alto Networks team and look forward to contributing to its continued success.”

-	Mary Pat McCarthy, board member, Palo Alto Networks

•	“Mary Pat is a proven leader with extensive background in financial and accounting matters. As we continue to scale the company, her expertise will be a welcome addition to our board of directors.”

-	Mark McLaughlin, chairman and CEO, Palo Alto Networks

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our ability to continue to scale the company. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; risks associated with managing our rapid growth, particularly outside of the United States; our limited experience with new product introductions and the risks associated with new products, including software bugs; the failure to timely develop and achieve market acceptance of new products as well as existing products and services; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on September 8, 2016, which is available on our website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Palo Alto Networks

Palo Alto Networks is the next-generation security company, leading a new era in cybersecurity by safely enabling applications and preventing cyber breaches for tens of thousands of organizations worldwide. Built with an innovative approach and highly differentiated cyberthreat prevention capabilities, our game-changing security platform delivers security far superior to legacy or point products, safely enables daily business operations, and protects an organization’s most valuable assets. Find out more at www.paloaltonetworks.com.

Palo Alto Networks and the Palo Alto Networks logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contacts:

Jennifer Jasper Smith

Head of Corporate Communications

Palo Alto Networks

408-638-3280

jjsmith@paloaltonetworks.com

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